Exhibit 99.2

Certification Pursuant to Section 906 of the Public Company Accounting Reform and Investor
Protection Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Marv Burkett, the Chief Financial Officer of NVIDIA Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended July 28, 2002, to which this Certification is attached as Exhibit 99.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:    September 10 , 2002

/s/ MARV BURKETT
Marv Burkett Chief Financial Officer